                                                                   EXHIBIT 10.22


                     OBLIGATIONS SECURED HEREBY PROVIDE FOR
                          A FLUCTUATING INTEREST RATE

                              AMENDED AND RESTATED
               MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                    AND LEASES AND FIXTURE FILING (INDIANA)

                                  BY AND FROM

                        THE PANTRY, INC., ``MORTGAGOR''

                                       TO

                           FIRST UNION NATIONAL BANK,
                    IN ITS CAPACITY AS AGENT, ``MORTGAGEE''

                          DATED AS OF OCTOBER 23, 1997
           THE SECURED PARTY (MORTGAGEE) DESIRES THIS FIXTURE FILING TO BE INDEXED AGAINST THE RECORD OWNER OF THE REAL ESTATE
                                DESCRIBED HEREIN


                      PREPARED BY, RECORDING REQUESTED BY,
                           AND WHEN RECORDED MAIL TO:

                             F. THOMAS MULLER, ESQ.
                             O'MELVENY & MYERS LLP
                             400 SOUTH HOPE STREET
                            LOS ANGELES, CALIFORNIA
                                FILE 154,607-004

                              AMENDED AND RESTATED
               MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS
                    AND LEASES AND FIXTURE FILING (INDIANA)

          THIS AMENDED AND RESTATED MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (Indiana) (this "MORTGAGE") is dated as of October 23, 1997, by and from THE PANTRY, INC., a Delaware corporation ("MORTGAGOR"), whose address is 1801 Douglas Drive, Sanford, North Carolina 27330, to FIRST UNION NATIONAL BANK, as Agent ("AGENT") for the lenders party to the Credit Agreement (defined below) (such lenders, together with their respective successors and assigns, collectively, the "LENDERS"), having an address at 301 South College Street, Charlotte, North Carolina 28288 (Agent, together with its successors and assigns, "MORTGAGEE").

                                R E C I T A L S

     A. Mortgagee is the assignee, owner and holder of those certain mortgages described on Exhibit B hereto (the "ORIGINAL MORTGAGES") and the obligations secured thereby, which encumber the properties described on Exhibit A hereto.

     B. Mortgagee and Mortgagor now desire to amend and restate the Original Mortgages to contain all of the terms and conditions contained herein and in the Credit Agreement.

     NOW, THEREFORE, Mortgagee and Mortgagor hereby amend and restate the Original Mortgages in their entirety to provide as follows:


                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

          SECTION 1.1  DEFINITIONS.  All capitalized terms used herein without
                       -----------
definition shall have the respective meanings ascribed to them in that certain Credit Agreement dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among Mortgagor, the Lenders, Canadian Imperial Bank of Commerce, as Syndication Agent, and Mortgagee. As used herein, the following terms shall have the following meanings:

          1.1.1 "INDEBTEDNESS": (1) All indebtedness of Mortgagor to Mortgagee and the Lenders, including, without limitation, the sum of all (a) principal, interest and other amounts evidenced or secured by the Loan Documents, and (b) principal, interest and other amounts which may hereafter be loaned by Mortgagee or any of the Lenders under or in connection with the Credit Agreement or any of the other Loan Documents, whether evidenced by a promissory note or other instrument which, by its terms, is secured hereby, and
(2) all other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee or any of the Lenders under documents which recite that they are intended to be secured by this Mortgage.

          1.1.2 "MORTGAGED PROPERTY": All of Mortgagor's interest in (1) the fee interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater estate therein as hereafter may be acquired by Mortgagor (the "LAND"), (2) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (the "IMPROVEMENTS"), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the "FIXTURES"), (4) all right, title and interest of Mortgagor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Land and Improvements (the "PERSONALTY"), (5) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property,
(6) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the "LEASES"),
(7) all of the rents, revenues, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the "RENTS"), (8) all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the "PROPERTY AGREEMENTS"), (9) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (10) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof, (11) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor, and (12) all of Mortgagor's right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty. As used in this Mortgage, the term "MORTGAGED PROPERTY" shall mean all or, where the context permit or requires, any portion of the above or any interest therein.

          1.1.3 "OBLIGATIONS": All of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor (including, without limitation, the obligation to repay the Indebtedness) under the Credit Agreement and the other Loan Documents.

          1.1.4 "UCC": The Uniform Commercial Code of Indiana or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than Indiana, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

                                   ARTICLE 2
                                     GRANT
                                     -----

          SECTION 2.1  GRANT.  To secure the full and timely payment of the
                       -----
Indebtedness and the full and timely performance of the Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS, to Mortgagee the Mortgaged Property, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

                                   ARTICLE 3
                   WARRANTIES, REPRESENTATIONS AND COVENANTS
                   -----------------------------------------

          Mortgagor warrants, represents and covenants to Mortgagee as follows:

          SECTION 3.1  TITLE TO MORTGAGED PROPERTY AND LIEN OF THIS INSTRUMENT.
                       -------------------------------------------------------
Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Encumbrances. This Mortgage creates valid, enforceable first priority liens and security interests against the Mortgaged Property.

          SECTION 3.2  FIRST LIEN STATUS.  Mortgagor shall preserve and protect
                       -----------------
the first lien and security interest status of this Mortgage and the other Loan Documents. If any lien or security interest other than the Permitted Encumbrances is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and
(b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including the requirement of providing a bond or other security satisfactory to Mortgagee).

          SECTION 3.3  PAYMENT AND PERFORMANCE.  Mortgagor shall pay the
                       -----------------------
Indebtedness when due under the Loan Documents and shall perform the Obligations in full when they are required to be performed.

          SECTION 3.4  REPLACEMENT OF FIXTURES AND PERSONALTY.  Mortgagor shall
                       --------------------------------------
not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Loan Documents, and free and clear of any other lien or security interest except such as may be permitted under the Credit Agreement or first approved in writing by Mortgagee.

          SECTION 3.5  INSPECTION.  Mortgagor shall permit Mortgagee and the
                       ----------
Lenders, and their respective agents, representatives and employees, upon reasonable prior notice to Mortgagor, to inspect the Mortgaged Property and all books and records of Mortgagor located thereon, and to conduct such environmental and engineering studies as Mortgagee or the Lenders may require, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

          SECTION 3.6  OTHER COVENANTS.  All of the covenants in the Credit
                       ---------------
Agreement are incorporated herein by reference and, together with covenants in this Article, shall be covenants running with the land.
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          SECTION 3.7  CONDEMNATION AWARDS AND INSURANCE PROCEEDS.
                       ------------------------------------------

          3.7.1  Condemnation Awards.  Mortgagor assigns all awards and
                 -------------------
compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement.

          3.7.2  Insurance Proceeds.  Mortgagor assigns to Mortgagee all
                 ------------------
proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly.

                                   ARTICLE 4
                            DEFAULT AND FORECLOSURE
                            -----------------------

          SECTION 4.1  REMEDIES.  If an Event of Default exists, Mortgagee may,
                       --------
at Mortgagee's election, exercise any or all of the following rights, remedies and recourses:

          4.1.1  Acceleration.  Declare the Indebtedness to be immediately due
                 ------------
and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

          4.1.2  Entry on Mortgaged Property.  Enter the Mortgaged Property and
                 ---------------------------
take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Mortgaged Property after an Event of Default and without Mortgagee's prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

          4.1.3  Operation of Mortgaged Property.  Hold, lease, develop, manage,
                 -------------------------------
operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alternations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 4.7.
              -----------

          4.1.4  Foreclosure and Sale.  Institute proceedings for the complete
                 --------------------
foreclosure of this Mortgage, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that five days' prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee or any of the Lenders may be a purchaser at such sale. If Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to Mortgagee against the Indebtedness in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived.

          4.1.5  Receiver.  Make application to a court of competent
                 --------
jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7.
                                                      -----------

          4.1.6  Other.  Exercise all other rights, remedies and recourses
                 -----
granted under the Loan Documents or otherwise available at law or in equity.

          SECTION 4.2  SEPARATE SALES.  The Mortgaged Property may be sold in
                       --------------
one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

          SECTION 4.3  REMEDIES CUMULATIVE, CONCURRENT AND NONEXCLUSIVE.
                       ------------------------------------------------
Mortgagee and the Lenders shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee or the Lenders, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee or the Lenders in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

          SECTION 4.4  RELEASE OF AND RESORT TO COLLATERAL.  Mortgagee may
                       -----------------------------------
release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their status as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

          SECTION 4.5  WAIVER OF REDEMPTION, NOTICE AND MARSHALLING OF ASSETS.
                       -------------------------------------------------------
To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Mortgagee's election to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

          SECTION 4.6  DISCONTINUANCE OF PROCEEDINGS.  If Mortgagee or the
                       -----------------------------
Lenders shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee or the Lenders shall have the unqualified right to do so and, in such an event, Mortgagor, Mortgagee, and the Lenders shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee and the Lenders shall continue and if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee or the Lenders thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

          SECTION 4.7  ALLOCATION OF PROCEEDS.  The proceeds of any sale of, and
                       ----------------------
the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

          4.7.1 to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) receiver's fees and expenses, including the repayment of the amounts evidenced by any receiver's certificates, (2) court costs, (3) attorneys' and accountants' fees and expenses, and (4) costs of advertisement;

          4.7.2 to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as Mortgagee in its sole discretion may determine; and

          4.7.3 the balance, if any, to the payment of the Persons legally entitled thereto.

          SECTION 4.8  OCCUPANCY AFTER FORECLOSURE.  Any sale of the Mortgaged
                       ---------------------------
Property or any part thereof in accordance with Section 4.1.4 will divest all
                                                -------------
right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

          SECTION 4.9  ADDITIONAL ADVANCES AND DISBURSEMENTS; COSTS OF
                       -----------------------------------------------
ENFORCEMENT.
-----------

          4.9.1 If any Event of Default exists, Mortgagee and each of the Lenders shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee or any Lender under this Section, or otherwise
                                                           -------
under this Mortgage or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Mortgage.

          4.9.2 Mortgagor shall pay all expenses (including reasonable attorneys' fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

          SECTION 4.10  NO MORTGAGEE IN POSSESSION. Neither the enforcement of
                        --------------------------
any of the remedies under this Article, the assignment of the Rents and Leases
                               -------
under Article 5, the security interests under Article 6, nor any other remedies
      ---------                               ---------
afforded to Mortgagee under the Loan Documents, at law or in equity shall cause Mortgagee or any Lender to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any Lender to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

                                   ARTICLE 5
                         ASSIGNMENT OF RENTS AND LEASES
                         ------------------------------

          SECTION 5.1  ASSIGNMENT.  In furtherance of and in addition to the
                       ----------
assignment made by Mortgagor in Section 2.1 of this Mortgage, Mortgagor hereby
                                -----------
absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. If permitted under applicable law, this assignment is an absolute assignment and not merely an assignment for additional security. So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

          SECTION 5.2  PERFECTION UPON RECORDATION.  Mortgagor acknowledges that
                       ---------------------------
Mortgagee has taken all actions necessary to obtain, and that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected first priority present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Mortgage Mortgagee's interest in the Rents shall be deemed to be fully perfected, ``choate'' and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the "BANKRUPTCY CODE"), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

          SECTION 5.3  BANKRUPTCY PROVISIONS.  Without limitation of the
                       ---------------------
absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a ``security agreement'' for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

          SECTION 5.4  NO MERGER OF ESTATES.  So long as part of the
                       --------------------
Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

                                   ARTICLE 6
                               SECURITY AGREEMENT
                               ------------------

          SECTION 6.1  SECURITY INTEREST.  This Mortgage constitutes a "Security
                       -----------------
Agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents and Property Agreements. To this end, Mortgagor grants to Mortgagee a first and prior security interest in the Personalty, Fixtures, Leases, Rents and Property Agreements and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Leases, Rents and Property Agreements sent to Mortgagor at least five (5) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

          SECTION 6.2  FINANCING STATEMENTS.  Mortgagor shall execute and
                       --------------------
deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee's security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor's chief executive office is in the State of North Carolina at the address set forth in the first paragraph of this Mortgage.

          SECTION 6.3  FIXTURE FILING.  This Mortgage shall also constitute a
                       --------------
"fixture filing" for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.

                                   ARTICLE 7
                                 MISCELLANEOUS
                                 -------------
          SECTION 7.1  NOTICES.  Any notice required or permitted to be given
                       -------
under this Mortgage shall be given in accordance with the provisions of the Credit Agreement.

          SECTION 7.2  COVENANTS RUNNING WITH THE LAND.  All Obligations
                       -------------------------------
contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Mortgagor" shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the

Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

          SECTION 7.3  ATTORNEY-IN-FACT.  Mortgagor hereby irrevocably appoints
                       ----------------
Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee's interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personalty, Fixtures and Property Agreements in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee's security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder, however: (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section.
                                                                    -------

          SECTION 7.4  SUCCESSORS AND ASSIGNS.  This Mortgage shall be binding
                       ----------------------
upon and inure to the benefit of Mortgagee, the Lenders, and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

          SECTION 7.5  NO WAIVER.  Any failure by Mortgagee to insist upon
                       ---------
strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Mortgagee or the Lenders shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

          SECTION 7.6  CREDIT AGREEMENT.  If any conflict or inconsistency
                       ----------------
exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern, except for Section 7.9 which shall, in all cases, control.

          SECTION 7.7  RELEASE OR RECONVEYANCE.  Upon payment in full of the
                       -----------------------
Indebtedness and performance in full of the Obligations, Mortgagee, at Mortgagor's expense, shall release the liens and security interests created by this Mortgage or reconvey the Mortgaged Property to

Mortgagor. In addition, as long as no Event of Default has occurred and is then continuing or would be caused thereby, if Mortgagor sells or transfers for value any portion of the Mortgaged Property as permitted under Section 7.7 of the Credit Agreement, Mortgagee shall release the liens and security interests created by this Mortgage on such Mortgaged Property or reconvey such Mortgaged Property to Mortgagor, concurrently with the consummation of such sale or other transfer. Such release or reconveyance shall be at Mortgagor's sole cost and expense, and only upon not less than thirty days' prior written notice to Mortgagee. Any of the terms and provisions of this Mortgage that are intended to survive, shall nevertheless survive the release or satisfaction of this Mortgage whether voluntarily granted by Mortgagee, as a result of a judgment upon judicial foreclosure of this Mortgage or in the event a deed in lieu of foreclosure is granted by Mortgagor to Mortgagee.

          SECTION 7.8  WAIVER OF STAY, MORATORIUM AND SIMILAR RIGHTS.  Mortgagor
                       ---------------------------------------------
agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee or the Lenders.

          SECTION 7.9  APPLICABLE LAW.  The provisions of this Mortgage
                       --------------
regarding the creation, perfection and enforcement of the liens and security interests herein granted and warranties (statutory or otherwise) of title shall be governed by and construed under the laws of the state in which the Mortgaged Property is located. All other provisions of this Mortgage and the Obligations shall be governed by the laws of the State of New York (including, without limitation, Section 5-1401 of the General Obligations Law of the State of New
York), without regard to conflicts of laws principles.

          SECTION 7.10  HEADINGS.  The Article, Section and Subsection titles
                        --------
hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

          SECTION 7.11  ENTIRE AGREEMENT.  This Mortgage and the other Loan
                        ----------------
Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

                                   ARTICLE 8
                             LOCAL LAW PROVISIONS
                              --------------------

          SECTION 8.1 This Mortgage shall be deemed to constitute a continuously perfected fixture filing to be filed of record in the office of the Recorder of the County in Indiana referred to in Exhibit A hereto, pursuant to IC 26-1-9-402 and 26-1-9-403. Part of the Mortgaged Property is or may become fixtures. It is intended that, as to such fixtures, this Mortgage shall be effective as a financing statement filed as a fixture filing from the date of the filing of the Mortgage for record with the Recorder of such County in Indiana. The information provided in this paragraph is provided in order that this Mortgage shall comply with the requirements of the Uniform Commercial Code as enacted in the State of Indiana ("State"), for a mortgage instrument to be filed as a financing statement. Mortgagor is the "debtor" and its name and mailing address are set forth in the preamble of this Mortgage. The "secured party" is Mortgagee and its name and mailing address from which information concerning the security interest granted herein may be obtained are as set forth in the preamble of this Mortgage. A statement describing the portion of the Mortgaged Property comprising the goods or other Personal Property that may now be or hereafter become fixtures hereby secured is set forth in the Granting Clauses hereof. The record owner of the Mortgaged Property is The Pantry, Inc.

          SECTION 8.2 The Notes/1/, by their terms, shall mature on October 31, 2002.


          SECTION 8.3 The Obligations secured by this Mortgage include, without limitation, judgment(s) or final decree(s) rendered to collect any money obligations of Mortgagor to Mortgagee and/or to enforce the performance or collection of all covenants, agreements and liabilities of Mortgagor under this Mortgage, the Credit Agreement and the other Loan Documents.

          SECTION 8.4 In the event a court of competent jurisdiction construes the assignment of the Rents set forth in Article 5 of this Mortgage to be collateral that secures the Obligations rather than an absolute assignment, the assignment shall constitute an assignment of rents as set forth in IC 32-1-2-
16.3 and thereby creates a security interest in the Rents that will be perfected upon the recording of this Mortgage.

          SECTION 8.5 Anything contained herein or in IC 32-8-16-1.5 to the contrary notwithstanding, no waiver made by Mortgagor in this Mortgage, the Credit Agreement or any of the other Loan Documents shall constitute the consideration for or be deemed to be a waiver or release by Mortgagee or any judgment holder of the Obligations of the right to seek a deficiency judgment against the Mortgagor or any other person or entity who may be personally

---------------------------
/1/  Define "Notes".

liable for the Obligations, which right to seek a deficiency judgment is hereby reserved, preserved and retained by Mortgagee for its own behalf and its successors and assigns.

          SECTION 8.6 Mortgagee shall be entitled to all rights and remedies that a mortgagee would have under Indiana law or in equity in addition to all rights and remedies it may have hereunder. Where any provision of this Mortgage is inconsistent with any provision of the laws of Indiana regulating the creation or enforcement of a lien or security interest in real or personal property including, but not by way of limitation, IC 34-1-53-1 Foreclosure of
                                                               --------------
Mortgages, the provisions of Indiana law shall take precedence over the
---------
provisions of this Mortgage, but shall not invalidate or render unenforceable any other provisions of this Mortgage that can be construed in a manner consistent with Indiana law. Should applicable Indiana law confer any rights or impose any duties inconsistent with or in addition to any of the provisions of this Mortgage, the affected provisions of this Mortgage shall be considered amended to conform to such applicable law, but all other provisions hereof shall remain in full force and effect without modification. To the extent the laws of Indiana limit (i) the availability of the exercise of any of the remedies set forth herein, including without limitation the remedies involving a power of sale on the part of Mortgagee and the right of Mortgagee to exercise self-help in connection with the enforcement of the terms of this Mortgage, or (ii) the enforcement of waivers and indemnities made by Mortgagor, such remedies, waivers, or indemnities shall be exercisable or enforceable, any provisions in this Mortgage to the contrary notwithstanding, if, and to the extent, permitted by the laws in force at the time of the exercise of such remedies or the enforcement of such waivers or indemnities without regard to the enforceability of such remedies, waivers or indemnities at the time of the execution and delivery of this Mortgage.

          SECTION 8.7 In the event Mortgagor fails to sign Uniform Commercial Code financing Statements upon Mortgagee's request, Mortgagee is hereby authorized by Mortgagor to execute and file financing statements signed only by a representative of Mortgagee covering the security interest of Mortgagee in any of the Personal Property and/or fixtures constituting part of the Mortgaged Property.

          SECTION 8.8 Mortgagor certifies and warrants to Mortgagee, to the best of Mortgagor's knowledge, after diligent inquiry and investigation, none of the Mortgaged Property is within the definition of the term "property" contained in Section 6 (IC 13-11-2-174) of the Indiana Responsible Property Transfer Law ("IRPTL") (IC13-25-3). Mortgagor shall observe, perform and comply with the requirements of IRPTL in connection with the Mortgage and the transaction evidenced by the Mortgage.

          SECTION 8.9 Notwithstanding anything contained in this Mortgage to the contrary, this Mortgage shall secure (i) a maximum amount not exceeding One Hundred Fifty Million Dollars ($150,000,000.00), exclusive of any items described in (ii) below, including any additional advances made from time to time after the date hereof pursuant to this Mortgage or the other Loan Documents whether made as a part of the Obligations secured hereby, made at the option of Mortgagee, made after a reduction to a zero (0) or other balance, or made otherwise, (ii) all other amounts payable by Mortgagor or advance by Mortgagee for the account, or on behalf, of Mortgagor, pursuant to this Mortgage or other Loan Documents, including amounts advanced with respect to the Mortgaged Property for the payment of taxes, assessments, insurance premiums and other costs and impositions incurred for the protection of the Mortgaged Property to the same extent as if the future obligations and advances were made ont he date of execution of the Mortgage; and (iii) future modifications, extensions, and renewals of the Obligations secured by this Mortgage and/or the other Loan Documents. Pursuant to IC 32-8-11-9, the lien of this Mortgage with respect to any future advances, modifications, extensions and renewals referred to herein and made from time to time shall have the same priority to which this Mortgage otherwise would be entitled as of the date the Mortgage is executed and recorded without regard to the fact that any such future advance, modification, extension or renewal may occur after the Mortgage is executed.

          SECTION 8.10 If, after the date of this Mortgage, Mortgagor acquires any property located on and used in connection with the Mortgaged Property and that by the terms of this Mortgage is required or intended to be encumbered by this Mortgage, the property shall become subject to the lien and security interest of this Mortgage immediately upon its acquisition by Mortgagor and without any further mortgage, conveyance, assignment or transfer. Nevertheless, upon Mortgagee's request at any time, Mortgagor will execute, acknowledge and deliver any additional instruments and assurances of title and will do or cause to be done anything further that is reasonably necessary for carrying out the intent of this Mortgage.

          SECTION 8.11 Notwithstanding anything in this Mortgage to the contrary, in the event of a conflict between any of the terms and provisions of this Article and those contained in the other Articles of this Mortgage, the terms and provisions of this Article shall control.

          SECTION 8.12 In addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option pursuant to IC 26-1-9-501 of either (i) proceeding under the UCC and exercising such rights and remedies as may be provided to a secured party by the UCC with respect to all or any portion of the Mortgaged Property which is Fixtures and Personalty (including, without limitation, taking possession of and selling such Fixtures and Personalty) or (ii) treating such Fixtures and Personalty as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the UCC shall not apply).

          SECTION 8.13 When the Indebtedness hereby secured, or any part thereof, shall become due, whether by acceleration or otherwise, Mortgagee shall have the right to foreclose the lien hereof for such Indebtedness or part thereof. In any suit to foreclose the lien hereof or enforce any other remedy of Mortgagee under this Mortgage or the Note, there shall be allowed and included as additional indebtedness in the decree for sale or other judgment or decree all expenditures and expenses which may be paid or incurred by or on behalf of Mortgagee for attorneys' fees, appraiser's fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to title as Mortgagee may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Mortgaged Property. All expenditures and expenses of the nature in this paragraph mentioned, and such expenses and fees as may be incurred in the protection of the Mortgaged Property and the maintenance of the lien of this Mortgage, including the fees of any attorney employed by Mortgagee in any litigation or proceeding affecting this Mortgage, the Note or the Mortgaged Property, including probate and bankruptcy proceedings, or in preparations for the commencement or defense of any proceeding or threatened suite or proceeding, shall be immediately due and payable by Mortgagor, with interest thereon at the Default Rate set forth in the Credit Agreement and shall be secured by this Mortgage.

          SECTION 8.14 Upon, or at any time after the filing of a complaint to foreclose this Mortgage, the court in which such complaint is filed may appoint a receiver of the Mortgaged Property by the court in which such complaint is filed, and Mortgagor consents to the appointment of such receiver for the purpose of preserving and maximizing the value of the Mortgaged Property. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Mortgagor at the time of application for such receiver and without regard to the then value of the Mortgaged Property or whether the same shall be then occupied as a homestead or not. Such receiver shall have all of the usual powers and duties of receivers pursuant to IC 34-12, as amended from time to time including, without limitation, the power: (a) to collect the rents, issues and profits of the Mortgaged Property during the pendency of such foreclosure suit and, in case of a sale and a deficiency, during the full statutory period of redemption, whether there be redemption or not, as well as during any further times when Mortgagor, except for the intervention of such receiver, would be entitled to collect such rents, issues and profits; (b) to extend or modify any then existing leases and to make new leases, which extensions, modifications and new leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the Indebtedness hereunder and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the premises are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the Mortgage indebtedness, satisfaction of any foreclosure decree, or issuance of any certificate of sale or deed to any purchaser; and (c) all other powers which may be necessary or are usual in such cases for the protection, possession, control, management, and operation of the premises during the whole of said period. The court from time to time may authorize the receiver to apply the net income in his hands in payment in whole or in part of: (a) the Indebtedness secured hereby, or by any decree foreclosing this mortgage, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to foreclosure sale; (b) the deficiency in case of a sale and deficiency.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Mortgagor and Mortgagee have on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

                              THE PANTRY, INC., a Delaware corporation



                              By: _____________________________
                                   Name:  William T. Flyg
                                   Title: Senior Vice President, Finance, Chief
                                          Financial Officer & Secretary



                              FIRST UNION NATIONAL BANK



                              By: _____________________________
                                    Name:  Mark Felker
                                    Title: Senior Vice President



This instrument was prepared by F. Thomas Muller of O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071-2899.

                                ACKNOWLEDGEMENT

STATE OF NEW YORK        )
                         ) SS.:
COUNTY OF NEW YORK       )

     Before me, a Notary Public in and for said County and State, personally appeared William T. Flyg, the Senior Vice President, Finance, Chief Financial Officer and Secretary of THE PANTRY, INC., a Delaware corporation, and acknowledged the execution of the foregoing instrument as such officer acting for and on behalf of said corporation, and who, having been duly sworn, stated that any representations therein contained are true and correct.

     Witness my hand and Notarial Seal this ____ day of October, 1997.

                         _________________________________________
                                    (signature)
                         _________________________________________
                         (printed name)            Notary Public
My Commission Expires:

______________________   Resident of ________________ County
                                                            [SEAL]

STATE OF NEW YORK        )
                         ) SS.:
COUNTY OF NEW YORK       )

     Before me, a Notary Public in and for said County and State, personally appeared Mark Felker, the Senior Vice President of FIRST UNION NATIONAL BANK, a North Carolina corporation, and acknowledged the execution of the foregoing instrument as such officer acting for and on behalf of said corporation, and who, having been duly sworn, stated that any representations therein contained are true and correct.

     Witness my hand and Notarial Seal this ____ day of October, 1997.

                         _________________________________________
                                    (signature)
                         _________________________________________
                         (printed name)            Notary Public
My Commission Expires:

______________________   Resident of ________________ County
                                                            [SEAL]

                                   EXHIBIT A

                               MORTGAGED PROPERTY

                                   EXHIBIT B

                               ORIGINAL MORTGAGES


                                      B-1